UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2023
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023, Ms. Karen Brodkin notified Hudson Pacific Properties, Inc. (the “Company”) of her resignation from the board of directors (the “Board”) of the Company, which became effective November 8, 2023. Ms. Brodkin’s resignation was due to her desire to devote more of her time to other professional commitments. In tendering her resignation, Ms. Brodkin expressed no disagreement with the Company.

On November 8, 2023, the Board appointed Mr. Robert “Chip” Harris II to the Board to fill the vacancy created by Ms. Brodkin’s resignation. His term will expire at the Company’s annual meeting of stockholders held in 2024 or until his successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal. Mr. Harris will serve on the Nominating and Corporate Governance Committee of the Board, and will serve as Chair of the Compensation Committee. Mr. Harris previously served as member of the Board from December 2014 to March 2023.

Mr. Harris will receive the standard non-employee director compensation for serving on the Board, including a pro-rated portion of the annual grant of restricted stock units, which will vest in equal one-third installments on the first, second and third anniversaries of the date of the Company’s 2023 annual meeting of stockholders (based upon continued service). In addition, the Company and Mr. Harris expect to enter into the Company’s standard form of indemnification agreement for its non-employee directors to be effective as of November 8, 2023, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s compensation program for its non-employee directors, please see the Company’s Proxy Statement for its 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 31, 2023. For a description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2015. Mr. Harris’ son, Jack, was a former employee of the Company in its investments department, who, before his resignation in September, earned approximately $291,666. His compensation was comparable with other Company employees in similar positions.

On November 13, 2023, the Company issued a press release announcing the appointment of Mr. Harris to its Board. A copy of the press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1**	Press release dated November 13, 2023 announcing appointment of Robert "Chip" Harris II to Board
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	November 13, 2023	By:	/s/ Mark Lammas
Mark Lammas President